UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2020

GAMING AND LEISURE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

845 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of principal executive offices)

610-401-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

Closing of Notes Offering

On June 25, 2020, Gaming and Leisure Properties, Inc. (“GLPI”) closed the previously announced notes offering (the “Offering”) of $500.0 million aggregate principal amount of 4.000% senior notes due 2031 (the “Notes”) co-issued by GLP Capital, L.P., a wholly owned subsidiary and the operating partnership of GLPI (the “Operating Partnership”), and GLP Financing II, Inc., a wholly owned subsidiary of the Operating Partnership (“GLP Financing” and, together with the Operating Partnership, the “Issuers”). The Notes will be fully and unconditionally guaranteed on an unsecured basis by GLPI.

Indenture for the Notes

The Issuers issued the Notes on June 25, 2020 pursuant to an Indenture, dated as of October 30, 2013 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of March 28, 2016 (the “First Supplemental Indenture”), and the Tenth Supplemental Indenture, dated as of June 25, 2020 (the “Tenth Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), among the Issuers, GLPI, as parent guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes mature on January 15, 2031 and bear interest at a rate of 4.000% per year. Interest on the Notes is payable on January 15 and July 15 of each year, beginning on January 15, 2021. Interest on the Notes will be deemed to accrue from June 25, 2020, the issuance date of the Notes.

The Issuers may redeem the Notes at any time at their option at a redemption price of 100% of the principal amount of the Notes redeemed, plus a “make-whole” redemption premium described in the Indenture, together with accrued and unpaid interest to, but not including, the redemption date, except that if Notes are redeemed 90 or fewer days prior to their maturity, the redemption price will be 100% of the principal amount of the Notes redeemed, together with accrued and unpaid interest to, but not including, the redemption date. If GLPI experiences a change of control accompanied by a decline in the credit rating by at least two of Standard & Poor’s Ratings Services, Moody’s Investors Services, Inc. and Fitch Ratings, Inc. of the Notes, the Issuers will be required to give holders of the Notes the opportunity to sell the Issuers their Notes at a price equal to 101% of the principal amount of the Notes, together with accrued and unpaid interest to, but not including, the repurchase date. The Notes also are subject to mandatory redemption requirements imposed by gaming laws and regulations.

The Notes are guaranteed on a senior unsecured basis by GLPI. The Notes are the Issuers’ senior unsecured obligations and rank pari passu in right of payment with all of the Issuers’ senior indebtedness, and senior in right of payment to all of the Issuers’ subordinated indebtedness, without giving effect to collateral arrangements. The Notes are effectively subordinated to the Issuers’ future secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness. The Notes will not be guaranteed by any of the Operating Partnership’s subsidiaries, except in the event that the Operating Partnership in the future issues certain subsidiary-guaranteed debt securities, and, therefore, unless and until such time, the Notes are structurally subordinated to all liabilities of any of the Operating Partnership’s subsidiaries (excluding GLP Financing).

The Indenture contains covenants limiting the Issuers’ ability to: incur additional debt and use their assets to secure debt; merge or consolidate with another company; and make certain amendments to the master lease, dated November 1, 2013, under which the Operating Partnership leases to Penn Tenant, LLC most of the assets that were acquired from Penn National Gaming, Inc. in 2013 (the “Penn Master Lease”). The Indenture also requires the Issuers to maintain a specified ratio of unencumbered assets to unsecured debt. These covenants are subject to a number of important and significant limitations, qualifications and exceptions. Events of default under the Indenture include, among others, the following: default for 30 days in the payment when due of interest on the Notes; default in payment when due of the principal of, or premium, if any, on the Notes; failure to comply with certain covenants in the Indenture for 60 days after the receipt of notice from the Trustee or holders of 25% in aggregate principal amount of the Notes; acceleration or payment default of debt of the Issuers in excess of a specified amount; certain events of bankruptcy or insolvency; and the Penn Master Lease or the guaranty related thereto terminating in certain circumstances. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Issuers, all Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the Notes, the Trustee or holders of 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately.

The net proceeds from the Offering were approximately $488.8 million, after deducting underwriting discounts and commissions and estimated expenses. The Issuers used a portion of the net proceeds to reduce borrowings under the revolving credit facility of the Operating Partnership and to pay the fees and expenses associated with the Amendment (as defined below) to the credit facility of the Operating Partnership. The Issuers intend to use any remaining net proceeds for working capital and general corporate purposes.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Base Indenture, the First Supplemental Indenture and the Tenth Supplemental Indenture (including the form of Note attached thereto), which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by this reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of GLPI or the Issuers, including, without limitation, the Notes offered and sold in the Offering.

Amendment No. 6 to Credit Agreement

On June 25, 2020, the Operating Partnership entered into Amendment No. 6 (the “Amendment”) to the Credit Agreement among the Operating Partnership, the several banks and other financial institutions or entities party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, dated as of October 28, 2013, as further amended. Pursuant to the Amendment, among other things, (i) the maturity date of a principal amount of approximately $224 million of the outstanding term loans was extended from April 28, 2021 to May 21, 2023, which term loans were thereafter classified as a new tranche of term loans, and (ii) the Operating Partnership borrowed incremental term loans in the initial principal amount of $200.0 million. The proceeds of the incremental term loans will be used to repay obligations under the existing revolving credit facility and for general corporate purposes.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

4.1

Indenture, dated as of October 30, 2013, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to GLPI’s Current Report on Form 8-K filed on November 1, 2013)

4.2

First Supplemental Indenture, dated as of March 28, 2016, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to GLPI’s Current Report on Form 8-K filed on March 28, 2016)

4.3

Tenth Supplemental Indenture, dated as of June 25, 2020, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee

4.4	Form of 2031 Note (included in Exhibit 4.3 above)

10.1

Amendment No. 6, dated as of June 25, 2020, to the Credit Agreement dated as of October 28, 2013 among GLP Capital, L.P., the several banks and other financial institutions party thereto, JPMorgan Chase Bank, N.A., as administrative agent, as further amended

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 1, 2020	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Steven T. Snyder
	Name:	Steven T. Snyder
	Title:	Senior Vice President and Chief Financial Officer